As filed with the Securities and Exchange Commission on March 4, 2008.
Registration No. 333-148802
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANSEN MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	14-1850535 (I.R.S. Employer Identification Number)
380 North Bernardo Avenue
Mountain View, CA 94043
(650) 404-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederic H. Moll, M.D.
Founder and Chief Executive Officer
Gary C. Restani
President and Chief Operating Officer
380 North Bernardo Avenue
Mountain View, CA 94043
(650) 404-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David T. Young
Ivan A. Gaviria
Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, CA 94025
(650) 321-2400

Approximate date of commencement of proposed sale to the public:  From time to time following the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated file ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Unit(2)	Aggregate Offering Price	Registration Fee(3)
Common Stock, $0.0001 par value	140,048	$20.77	$2,908,796.96	$114.32

(1)	All shares of common stock are to be offered and sold by the selling stockholders.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The maximum offering price per unit and the maximum aggregate offering price is based upon the average of the high and low prices of the Registrant’s shares of common stock reported on the NASDAQ Global Market on January 18, 2008.
(3)	A registration fee of $114.32 was paid at the time of the initial filing of the registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED MARCH 4, 2008

140,048 Shares

Common Stock

Hansen Medical, Inc. is registering 140,048 shares of common stock for the account of certain of our stockholders listed beginning on page 5. See the section titled “Selling Stockholders” in this prospectus. We issued these shares in connection with our acquisition of AorTx, Inc. on November 15, 2007. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus.

Our common stock is listed on the NASDAQ Global Market under the symbol “HNSN.” The last reported sale price of our common stock on March 3, 2008 was $17.60 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March      , 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from or in addition to that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

We have applied for trademark registration of and/ or claim trademark rights in the marks, “Hansen Medical,” “Sensei,” “Artisan,” “Intellisense,” “Elite,” “Hansen Artisan,” “Hansen Elite,” as well as in the Hansen Medical “heart design” logo, whether standing alone or in connection with the words “Hansen Medical.” All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information contained elsewhere in this prospectus and the documents incorporated herein by reference. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” before you to decide to invest in our common stock.

Overview

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. While earlier generations of medical robotics were designed primarily for manipulating rigid surgical instruments, our Senseitm Robotic Catheter System, or Sensei system, is designed to allow physicians to instinctively navigate flexible catheters with greater stability and control in interventional procedures. Instinctive navigation refers to the ability of our Sensei system to enable physicians to direct the movements of our Artisantm Control Catheter, or Artisan catheter, to a desired anatomical location in a way that is natural and inherently simple. We believe our Sensei system, and its corresponding disposable Artisan catheter, will enable physicians to perform procedures that historically have been too difficult or time-consuming to accomplish routinely with existing catheters and catheter-based technologies, or that we believe could be accomplished only by the most skilled physicians. We believe that our Sensei system will benefit patients, physicians, hospitals and third-party payors by improving clinical outcomes and permitting more complex procedures to be performed interventionally.

Corporate Information

We were incorporated in Delaware in September 2002 under the name AutoCath, Inc. and changed our name to Hansen Medical, Inc. in March 2003. The address of our principal executive office is 380 North Bernardo Avenue, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. As used in this prospectus, references to “we,” “our,” “us” and “Hansen” refer to Hansen Medical, Inc. unless the context requires otherwise.

Description of the Private Placement

On November 15, 2007, we consummated the acquisition of AorTx, Inc. (AorTx). At the closing of the acquisition we issued 140,048 shares of common stock and paid approximately $4.5 million in cash to former AorTx stockholders. Also at the closing, we paid or cancelled approximately $1.0 million of AorTx liabilities. The Agreement and Plan of Merger and Reorganization (Merger Agreement) governing the acquisition of AorTx also provides for possible milestone payments of up to $30.0 million, payable half in cash and half in shares of our common stock, upon achievement of regulatory clearances and revenue and partnering milestones. In accordance with a registration rights agreement we entered into in connection with the acquisition, we are registering 140,048 shares of our common stock issued in the acquisition for resale by the former AorTx stockholders.

Summary of the Offering

Common stock offered by the selling stockholders	Up to 140,048 shares

Offering Price	Our selling stockholders may sell the shares of common stock offered hereby from time to time at prevailing market prices or in privately negotiated transactions.

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders pursuant to this prospectus.

NASDAQ Global Market symbol	HNSN

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

FORWARD-LOOKING STATEMENTS

Some of the statements under the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” and “Use of Proceeds” and elsewhere in this prospectus contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our ability to obtain and maintain regulatory clearance or approval of our products;

•	our plans to develop and commercialize our products;

•	our ability to obtain and maintain intellectual property protection for our products;

•	the successful development of our sales and marketing capabilities; and

•	the performance of third party manufacturers and our ability to maintain and expand our manufacturing capacity.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” for information regarding other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

On November 15, 2007, we consummated the acquisition of AorTx. At the closing of the acquisition we issued 140,048 shares of common stock and paid approximately $4.5 million in cash to former AorTx stockholders. Also at the closing, we paid or cancelled approximately $1.0 million of AorTx liabilities. In connection with the acquisition we entered into employment agreements with each of Brian Becky, David C. Forster, Alex T. Roth and Brandon Walsh. In accordance with a registration rights agreement entered into in connection with the acquisition, we are registering 140,048 shares of our common stock issued in the acquisition for resale by the former AorTx stockholders.

The following table sets forth the name of each selling stockholder, the number of shares owned by each of the selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by each of the selling stockholders assuming all of the shares covered hereby are sold. The percentage ownership information shown in the table is based upon 21,971,644 shares of common stock outstanding as of February 15, 2008. Except as otherwise disclosed above with respect to the employment agreements, none of the other selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares, other than our agreement pursuant to a registration rights agreement to register for resale certain shares of common stock held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 15, 2008, which is 60 days after February 15, 2008. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Number of
	Shares
	Beneficially	Number of
	Owned Prior to	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholder	Offering(1)	Number	Percent

Thomas Afzal	54	0	*
Steven Bailey	273	0	*
Brian Beckey	1,814	0	*
Bio-Star Private Equity Fund, LLC(3)	28,333	0	*
Bio-Star Private Equity Fund FP, LLC(3)	5,994	0	*
George Caffell	54	0	*
Louis Cannon	875	0	*
Robert Chin, Ph.D.	328	0	*
Jeff Christian	19	0	*
Robert M. Curtis and Patricia M. Marcus, Trustees of the Curtis/Marcus Family Trust Dated April 11, 2002	1,008	0	*
Geoff Dillon	184	0	*
William F. Fearon, M.D.	191	0	*
Fitz Partners, LP	478	0	*

	Number of
	Shares
	Beneficially	Number of
	Owned Prior to	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholder	Offering(1)	Number	Percent

Peter J. Fitzgerald, M.D.	1,537	0	*
Flea Street Translational, LLC(4)	1,183	0	*
David C. Forster, P.E.	22,811	0	*
Richard Ginn	262	0	*
Thuzar Han	27	0	*
HBM-MedFocus, LLC(5)	8,208	0	*
France Dixon Helfer	82	0	*
Scott Heneveld	1,641	0	*
JAIC-Henson MedFocus Fund II, LLC(5)	9,020	0	*
JAIC-Henson MedFocus Accelerator Fund, LLC(5)	1,938	0	*
Thomas Jones	328	0	*
Liisa Ann Larson	405	0	*
James J. Leftwich	27	0	*
Yen Liao	66	0	*
John Lonergan	54	0	*
Kate Marshall	54	0	*
Renee Masi	273	0	*
Daniel Murray	82	0	*
William O’Neill	328	0	*
Matthew Pease	191	0	*
Richard Popp	273	0	*
Mark Reisman	656	0	*
Alex T. Roth	1,506	0	*
Marc Sakwa, M.D.	328	0	*
Saratoga Ventures IV, L.P.(6)	4,609	0	*
Saratoga Ventures V, L.P.(7)	3,687	0	*
Kem Schankareli	109	0	*
St. Jude Medical, Inc.(8)	35,163	0	*
Greg Stone	273	0	*
Ted Tussing	136	0	*
Jeffrey Valko	109	0	*
Brandon Walsh	2,701	0	*
WS Investment Company, LLC (2004A)(9)	997	0	*
WS Investment Company, LLC (2004D)(9)	997	0	*
Kenton Zehr	328	0	*
Ji Zhang	54	0	*
Total	140,048	0	*

*	Represents beneficial ownership of less than 1%.

(1)	The number of shares held by each selling stockholder is subject to change in accordance with the Merger Agreement.

(2)	We have assumed for the purposes of this table that all of the shares offered by the prospectus will be sold by the selling stockholders.

(3)	Bio-Star Management Company is the management company of Bio-Star Private Equity Fund, LLC and Bio-Star Private Equity Fund FP, LLC. The managers of Bio-Star Management Company are Louis A. Cannon, M.D., Steve Almany, M.D. and Renee Masi. Each of the managers exercises shared voting and investment power over the shares held by Bio-Star Private Equity Fund, LLC and Bio-Star Private Equity Fund FP, LLC. Each of the managing members disclaims beneficial ownership of the shares held by Bio-Star Private Equity Fund, LLC and Bio-Star Private Equity Fund FP, LLC except to the extent of his or her pecuniary interest therein.

(4)	Ted Tussing is the managing member of Flea Street Translational, LLC and exercises sole voting and investment power over the shares held by Flea Street Translational, LLC. Mr. Tussing disclaims beneficial ownership of the shares held by Flea Street Translational, LLC except to the extent of his pecuniary interest therein.

(5)	Michael R. Henson is the principal manger of the HMB-MedFocus, LLC, JAIC-Henson MedFocus Fund II, LLC and JAIC-Henson MedFocus Accelerator Fund, LLC and is empowered by the operating agreement of each of such funds to exercise voting and investment power over the shares held by HMB-MedFocus, LLC, JAIC-Henson MedFocus Fund II, LLC and JAIC-Henson MedFocus Accelerator Fund, LLC. Mr. Henson disclaims any beneficial ownership of the shares held by HMB-MedFocus, LLC, JAIC-Henson MedFocus Fund II, LLC and JAIC-Henson MedFocus Accelerator Fund, LLC.

(6)	The general partner of Saratoga Ventures IV, L.P. is Saratoga IV Management LLC and the general partner of Saratoga IV Management LLC is Foster Hendrix. Mr. Hendrix exercises voting and investment power over the shares held by Saratoga Ventures IV, L.P. and disclaims beneficial ownership of the shares held by Saratoga Ventures IV, L.P. except to the extent of his pecuniary interest therein.

(7)	The general partner of Saratoga Ventures V, L.P. is Saratoga V Management LLC and the general partners of Saratoga V Management LLC are Foster Hendrix and Gwen Watanbe. The general partners of Saratoga V Management LLC exercise shared voting and investment power over the shares held by Saratoga Ventures IV, L.P. and disclaim beneficial ownership of the shares held by Saratoga Ventures IV, L.P. except to the extent of his or her pecuniary interest therein.

(8)	Any authorized officer of St. Jude Medical, Inc. can exercise voting or dispositive power over the shares.

(9)	WS Investment Management Company is the Manager of WS Investment Company, LLC (2004A) and WS Investment Company, LLC (2004D) and exercises sole voting and investment power over the shares held by WS Investment Company, LLC (2004A) and WS Investment Company, LLC (2004D).

PLAN OF DISTRIBUTION

The selling stockholders may use this prospectus to sell the shares at any time while the prospectus is in effect, unless we have notified the selling stockholders that the prospectus is not available at that particular time. The selling stockholders will determine if, when and how they will sell the shares they own. Any sales may occur in one or more of the following types of transactions (including block transactions):

•	transactions on the Nasdaq Global Market or any other organized market or quotation system where the shares may be traded;

•	privately negotiated transactions between a selling stockholder and a purchaser;

•	transactions effected with or through a broker-dealer acting as either agent or principal;

•	sales pursuant to Rule 144; or

•	any other method permitted pursuant to applicable law.

These transactions may involve the transfer of the shares upon exercise or settlement of put or call options, or the delivery of the shares to replace shares that were previously borrowed from another stockholder or a combination of such methods. If a broker-dealer is used in the sale of shares, that person may solicit potential purchasers. The shares may also be transferred as a gift or as a result of a pledge, or may be sold to a broker-dealer acting as principal. These persons may then sell the shares to another person, either directly or through another broker-dealer, subject to compliance with the requirements of the Securities Act.

The price at which sales of the shares occur may be based on market prices or may be negotiated between the parties, and the consideration may be cash or another form negotiated between the parties. Broker-dealers acting as agents or principals may be paid compensation in the form of discounts, concessions or commissions from the selling stockholders and/or from the purchasers of the shares, or both. Brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholders and/or the purchasers. We have agreed to pay certain of the costs, expenses and fees of preparing, filing and maintaining this prospectus and the registration statement of which this prospectus is a part, but we will not receive any proceeds from sale of these shares. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on it under the Securities Act.

The selling stockholders have advised us that he, she or it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of such shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2007 and the audited historical financial statements of AorTx, Inc. included on page 3 of Hansen Medical, Inc.’s Current Report on Form 8-K/A dated January, 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including this registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.hansenmedical.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The information found on our website is not part of this or any other report we file with or furnish to the Securities and Exchange Commission.

This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to Hansen Medical and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION BY REFERENCE

Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1. Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008.

2. Current Reports on Form 8-K (excluding any portions thereof that are deemed to be furnished and not filed), filed on January 23, 2008 and March 4, 2008 and our Current Report on Form 8-K/A filed on January 31, 2008.

3. The description of our common stock contained in our Form 8-A filed November 14, 2006.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 404-5800 or by writing to us at the following address:

Hansen Medical, Inc.
380 North Bernardo Avenue
Mountain View, CA 94043
Attn: Investor Relations

140,048 Shares

Common Stock

PROSPECTUS

March   , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC Registration fee	$115
Printing expenses	10,000
Legal fees and expenses	27,500
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	1,000

Total	$48,615

ITEM 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective upon the completion of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, a form of which is attached as Exhibit 10.1 to our registration statement on Form S-1 for our initial public offering and incorporated herein by reference. The form agreement provides that we will indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Hansen Medical or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Section 1.9 of our amended and restated investors’ rights agreement provides for indemnification of certain of our stockholders against liabilities described in our amended and restated investors’ rights agreement, the form of which is contained in Exhibit 4.4 to our registration statement on Form S-1 for our initial public offering and is incorporated herein by reference.

ITEM 16.	Exhibits and Financial Statement Schedules.

Exhibits.

Exhibit
Number		Description of Document

2	.1*	Agreement and Plan of Merger and Reorganization, dated November 1, 2007, by and among the Registrant, AorTx, Inc., Redwood Merger Subsidiary, Inc., Redwood Second Merger Subsidiary, Inc., and David Forster and Louis Cannon, as Stockholders’ Representatives (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on November 19, 2007).
4	.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Registrant’s Form S-1 Registration Statement No. 333-136685).
4	.2*	Amended and Restated Investor Rights Agreement, dated November 10, 2005, between the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.4 of Registrant’s Form S-1 Registration Statement No. 333-136685).
4	.3*	Registration Rights Agreement, dated November 15, 2007, by and among the Registrant and the Investors listed therein (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on November 19, 2007).
5	.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1		Consent of PricewaterhouseCoopers LLP, Independent Public Registered Accounting Firm.
23	.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Reference is made to Exhibit 5.1.
24	.1*	Power of Attorney. Reference is made to the signature page hereto.

*	Previously filed.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and, has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 4th day of March, 2008.

HANSEN MEDICAL, INC.

By:	/s/ Gary C. Restani
Gary C. Restani
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Frederic H. Moll, M.D.		Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2008

/s/ Steven M. Van Dick Steven M. Van Dick		Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	March 4, 2008

/s/ Gary C. Restani Gary C. Restani		President, Chief Operating Officer and Director (Principal Executive Officer)	March 4, 2008

* John G. Freund, M.D.		Director	March 4, 2008

* Russell C. Hirsch, M.D., Ph.D.		Director	March 4, 2008

* Christopher P. Lowe		Director	March 4, 2008

* Joseph M. Mandato		Director	March 4, 2008

* Thomas C. McConnell		Director	March 4, 2008

* James M. Shapiro		Director	March 4, 2008

*By:	/s/ Steven M. Van Dick Steven M. Van Dick Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description of Document

2	.1*	Agreement and Plan of Merger and Reorganization, dated November 1, 2007, by and among the Registrant, AorTx, Inc., Redwood Merger Subsidiary, Inc., Redwood Second Merger Subsidiary, Inc., and David Forster and Louis Cannon, as Stockholders’ Representatives (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on November 19, 2007).
4	.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Registrant’s Form S-1 Registration Statement No. 333-136685).
4	.2*	Amended and Restated Investor Rights Agreement, dated November 10, 2005, between the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.4 of Registrant’s Form S-1 Registration Statement No. 333-136685).
4	.3*	Registration Rights Agreement, dated November 15, 2007, by and among the Registrant and the Investors listed therein (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on November 19, 2007).
5	.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1		Consent of PricewaterhouseCoopers LLP, Independent Public Registered Accounting Firm.
23	.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Reference is made to Exhibit 5.1.
24	.1*	Power of Attorney. Reference is made to the signature page hereto.

*	Previously filed.